CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and "Financial Statements and Experts" in the combined Prospectus/Proxy Statement included in this Registration Statement (Form N-14) of BNY Mellon Municipal Funds, Inc.

We also consent to the incorporation by reference of our report dated October 22, 2021, with respect to the financial statements and financial highlights of BNY Mellon AMT-Free Municipal Bond Fund (one of the funds constituting BNY Mellon Municipal Funds, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended August 31, 2021 and reports dated June 22, 2022, with respect to the financial statements and financial highlights of BNY Mellon Connecticut Fund, BNY Mellon Massachusetts Fund, and BNY Mellon Pennsylvania Fund (the funds constituting BNY Mellon State Municipal Bond Funds) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended April 30, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York

September 7, 2022